Exhibit 99.3

LIFETOUCH INC.

MINNEAPOLIS, MINNESOTA

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED JUNE 30, 2017, 2016, AND 2015

LIFETOUCH INC.

CONTENTS

PAGE

REPORT OF INDEPENDENT AUDITORS	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet	2-3

Consolidated Statement of Operations	4

Consolidated Statement of Comprehensive Income	5

Consolidated Statement of Stockholders’ Equity	6

Consolidated Statement of Cash Flows	7

Notes to Consolidated Financial Statements	8-23

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Lifetouch Inc.

Minneapolis, Minnesota

We have audited the accompanying consolidated financial statements of Lifetouch Inc., which comprise the consolidated balance sheet as of June 30, 2017, 2016, and 2015 and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lifetouch Inc. as of June 30, 2017, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Boulay PLLP

Certified Public Accountants

Minneapolis, Minnesota

August 9, 2017, except as to Note 12, which is as of January 19, 2018

LIFETOUCH INC.

CONSOLIDATED BALANCE SHEET

(Dollars in Thousands)

	June 30
ASSETS	2017	2016	2015
CURRENT ASSETS
Cash and cash equivalents	$69,201	$69,446	$56,859
Short-term investments	52,827	62,748	58,237
Receivables	18,533	19,573	21,614
Inventories	8,600	9,995	16,354
Deferred costs of unsold products	1,303	1,237	1,186
Prepaid expenses	15,811	19,573	17,458

Total current assets	166,275	182,572	171,708

INVESTMENTS	61,737	142,126	212,469

PROPERTY, PLANT AND EQUIPMENT
Land	7,035	7,161	7,367
Buildings and improvements	85,737	91,302	91,462
Equipment, furniture and fixtures	559,085	562,240	568,235
Construction in progress	22,411	23,796	15,439

	674,268	684,499	682,503
Less accumulated depreciation	511,579	516,765	517,258

Net property, plant and equipment	162,689	167,734	165,245

OTHER ASSETS
Goodwill	169,656	170,512	163,900
Other intangible assets	11,089	11,074	21,738
Deposits and other	5,859	6,159	5,720

Total other assets	186,604	187,745	191,358

Total assets	$577,305	$680,177	$740,780

Notes to Consolidated Financial Statements are an integral part of this Statement.

LIFETOUCH INC.

CONSOLIDATED BALANCE SHEET

(Dollars in Thousands)

	June 30
LIABILITIES AND STOCKHOLDERS’ EQUITY	2017	2016	2015
CURRENT LIABILITIES
Current maturities of long-term notes, capital leases and deferred obligations	$12,237	$13,580	$12,737
Trade accounts payable	19,130	20,342	21,752
Customer deposits	10,992	8,011	7,608
Accrued salaries and commissions	31,413	39,218	34,150
Accrued other liabilities	34,636	37,477	41,368
Income taxes payable	2,927	2,941	1,909

Total current liabilities	111,335	121,569	119,524

LONG-TERM DEBT, net of current maturities
Notes payable	8,311	8,678	17,758
Capital lease obligations	469	753	1,138

Total long-term debt	8,780	9,431	18,896

DEFERRED INCOME TAXES	3,867	5,771	5,468

DEFERRED OBLIGATIONS	8,358	15,752	17,611

OTHER LIABILITIES	17,324	17,025	14,102

COMMITMENTS AND CONTINGENCIES	—	—	—

STOCKHOLDERS’ EQUITY
Common stock	595	595	595
Additional paid-in capital	132,997	105,013	105,013
Retained earnings	330,890	410,772	464,259
Accumulated other comprehensive loss	(6,841)	(5,751)	(4,688)

Total stockholders’ equity before unearned ESOP compensation	457,641	510,629	565,179
Unearned ESOP compensation	(30,000)	—	—

Total stockholders’ equity	427,641	510,629	565,179

Total liabilities and stockholders’ equity	$577,305	$680,177	$740,780

Notes to Consolidated Financial Statements are an integral part of this Statement.

LIFETOUCH INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in Thousands)

	Years Ended June 30
	2017	2016	2015
NET SALES	$963,928	$986,629	$1,021,858

COSTS AND EXPENSES
Materials, labor and processing	185,834	184,856	192,229
Engineering and development	8,686	8,834	9,166
Selling expenses	591,807	597,619	621,615
General and administrative expenses	88,463	85,203	77,893
Amortization of intangible assets	5,303	10,196	11,305
Restructuring, acquisition and other charges	15,184	3,987	17,182

Total costs and expenses	895,277	890,695	929,390

OPERATING INCOME BEFORE CONTRIBUTIONS TO ESOP AND RETIREMENT PLANS	68,651	95,934	92,468

Contributions to ESOP and retirement plans	72,642	72,145	76,404

OPERATING INCOME (LOSS)	(3,991)	23,789	16,064

OTHER INCOME (EXPENSE)
Investment income	2,673	2,730	2,783
Interest expense	(591)	(589)	(631)
Other (expense) income, net	(149)	87	(5)

INCOME (LOSS) BEFORE INCOME TAXES	(2,058)	26,017	18,211

Income tax (benefit) provision	(1,410)	2,000	1,600

NET INCOME (LOSS)	$(648)	$24,017	$16,611

Notes to Consolidated Financial Statements are an integral part of this Statement.

LIFETOUCH INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(Dollars in Thousands)

	Years Ended June 30
	2017	2016	2015
NET INCOME (LOSS)	$(648)	$24,017	$16,611

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Foreign currency translation adjustments	(76)	(1,540)	(7,819)

Unrealized investment (losses) gains arising during the period	(995)	458	(170)
Reclassification adjustment for (gains) losses included in net income	(19)	19	(30)

Changes in fair value of available for sale investments	(1,014)	477	(200)
Total other comprehensive loss, net of tax	(1,090)	(1,063)	(8,019)

NET COMPREHENSIVE INCOME (LOSS)	$(1,738)	$22,954	$8,592

Notes to Consolidated Financial Statements are an integral part of this Statement.

LIFETOUCH INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(Dollars in Thousands)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Unearned ESOP Compensation	Total
	Shares	Par Value
BALANCE AT JUNE 30, 2014	17,858,070	$595	$105,013	$516,045	$3,331	$—	$624,984

Net income				16,611			16,611
Other comprehensive loss, net of tax					(8,019)		(8,019)
ESOP dividends on allocated shares				(68,397)			(68,397)

BALANCE AT JUNE 30, 2015	17,858,070	595	105,013	464,259	(4,688)	—	565,179

Net income				24,017			24,017
Other comprehensive loss, net of tax					(1,063)		(1,063)
ESOP dividends on allocated shares				(77,504)			(77,504)

BALANCE AT JUNE 30, 2016	17,858,070	595	105,013	410,772	(5,751)	—	510,629

Net loss				(648)			(648)
Other comprehensive loss, net of tax					(1,090)		(1,090)
ESOP dividends on allocated shares				(51,250)			(51,250)
Redemption and retirement of shares	(340,908)	(11)	(2,005)	(27,984)			(30,000)
Sale of newly issued shares to ESOP	340,910	11	29,989			(30,000)	—

BALANCE AT JUNE 30, 2017	17,858,072	$595	$132,997	$330,890	$(6,841)	$(30,000)	$427,641

Common stock, par value of $0.0333; authorized 24,000,000 shares, 17,858,072 shares issued and outsanding at June 30, 2017 and 17,858,070 shares issued and outstanding at June 30, 2016 and June 30, 2015, respectively.

Notes to Consolidated Financial Statements are an integral part of this Statement.

LIFETOUCH INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in Thousands)

	Years Ended June 30
	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(648)	$24,017	$16,611
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	37,301	38,548	41,112
Amortization	5,303	10,196	11,305
Deferred income taxes	(1,904)	303	318
Deferred obligations	(895)	1,271	(308)
Stock-based compensation	660	439	(7,452)
Loss (gain) on disposal of fixed assets	2,852	(1,012)	1,963
Net recognized loss (gain) on investments	145	(173)	995
Increase (decrease) from changes in, net of acquisitions:
Receivables	999	2,011	(1,950)
Inventories	1,296	6,345	1,706
Prepaid expenses and other current assets	3,657	(2,635)	792
Trade accounts payable	(1,172)	(1,377)	(1,579)
Accrued liabilities	(2,775)	3,280	(10,656)
Accrued ESOT contribution	(4,103)	970	(4,795)
Other	453	(82)	(659)

Net cash provided by operating activities	41,169	82,101	47,403

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of investments	170,800	143,664	142,625
Purchase of investments	(82,045)	(80,570)	(103,549)
Acquisitions, net of cash acquired	(1,151)	(11,682)	(1,612)
Capital expenditures	(35,520)	(37,632)	(25,761)
Proceeds from disposals of property, plant and equipment	679	2,275	909
Other assets, net	335	2,985	(113)

Net cash provided by investing activities	53,098	19,040	12,499

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable, capital leases and deferred obligations	(13,374)	(10,677)	(9,067)
Redemption and retirement of shares	(30,000)	—	—
ESOP dividends on allocated shares	(51,250)	(77,504)	(68,397)
Net cash settlement of stock options	—	(276)	(8,233)

Net cash used in financing activities	(94,624)	(88,457)	(85,697)

Effect of foreign currency exchange rate changes on cash	112	(97)	(647)

(Decrease) increase in cash and cash equivalents	(245)	12,587	(26,442)
Cash and cash equivalents at beginning of year	69,446	56,859	83,301

Cash and cash equivalents at end of year	$69,201	$69,446	$56,859

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Issuance of common stock to ESOP in exchange for promissory note	$30,000	$—	$—

Notes to Consolidated Financial Statements are an integral part of this Statement.

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Lifetouch Inc. (the Company), through its wholly owned subsidiaries, produces various school, retail, consumer, and church related photographic, publishing and similar products throughout North America. Operations are predominately in the school photographic markets.

Basis of Consolidation

The consolidated financial statements include the accounts of the Company (LTI) and its wholly owned subsidiaries, Lifetouch National School Studios Inc. (LNSS), Lifetouch Portrait Studios Inc. (LPS), Lifetouch Church Directories and Portraits Inc. (LCD), Lifetouch Services Inc. (LSI), and iMemories Inc. (LIM), which was purchased in fiscal 2016. The Company also consolidates wholly owned foreign subsidiaries in Canada (Lifetouch Canada Inc.; Lifetouch Church Directories and Portraits Inc.). All significant intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation

All dollar amounts presented in the consolidated financial statements are in thousands, except for per share information.

Accounting Estimates

Management uses estimates and assumptions in preparing these consolidated financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. The valuation of employee stock ownership plan compensation, financial instruments, goodwill and other intangible assets, deferred costs and obligations, self-insured liabilities, and certain other accrued liabilities include significant estimates. It is at least reasonably possible that actual results could differ from those estimates.

Reclassifications

Certain amounts in the fiscal 2016 and 2015 consolidated financial statements have been reclassified to conform to the fiscal 2017 presentation. These reclassifications had no effect on net income as previously reported.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments with original maturities of less than three months. Substantially all of the Company’s cash equivalents are invested in money market mutual funds and in commercial paper of industrial and other companies. These investments are not insured. Supplemental disclosures of non-cash investing and financing activities are also included in subsequent footnotes.

Investments

Investments consist primarily of commercial paper, U.S. government and agency securities, mortgage backed and asset backed securities, and corporate notes and bonds with effective maturities of generally three months to five years. Management determines the appropriate classification of these marketable securities at the time of purchase and reevaluates such designation as of each balance sheet date.

Fair Value of Financial Instruments

The Company accounts for financial assets and liabilities in accordance with guidance issued by the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurement. ASC 820 defines fair value, establishes a framework for measuring fair value, and requires enhanced disclosures about fair value measurements.

The Company has certain financial instruments, none of which are held for trading purposes. The carrying values of cash, cash equivalents, receivables, trade accounts payable and other working capital items approximate fair value.

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FASB ASC 820-10-35-37 defines fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company determines the fair market values of investments based on the fair value hierarchy established in ASC 820-10-35-37, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820-10-35-37 describes three levels within its hierarchy that may be used to measure fair value.

Level 1: Values based on unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Values based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, or model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3: Significant inputs to the valuation model are unobservable. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Receivables

The Company continuously evaluates the credit worthiness of its customers and generally does not require collateral. An allowance for doubtful accounts is recorded to reduce the trade receivables balance to the estimated amount collectible from customers. When determining the allowance for doubtful accounts, the Company takes several factors into consideration, including the composition of the trade receivables aging and historical trade receivables write-offs. Trade receivables of $15,176, $15,695 and $17,182 at June 30, 2017, 2016 and 2015, respectively, are reported net of allowances for doubtful accounts of $1,050, $956 and $1,310, respectively. Receivables also include amounts that are due from field managers for certain commission advances outstanding as of June 30, 2017, 2016 and 2015 totaling $2,952, $3,554 and $4,019, respectively.

Inventories

Inventories, principally photographic paper and supplies, are stated at the lower of cost or market. Cost is determined using the first-in first-out and average cost methods.

Revenue Recognition and Deferred Costs of Unsold Products

Sales revenue is generally recorded when portraits and/or other merchandise are shipped to the customer. Point of shipment is defined as the shipment of the final product from the production facility. Revenue is recognized net of the expected returns and allowances.

The Company began selling portrait packages through the use of “Daily Deal” companies in fiscal 2011 and has continued this practice through fiscal 2017. Revenue from Daily Deal transactions is recognized when: (i) the deal is redeemed in the studio, or (ii) the likelihood of the deal being redeemed by the customer is remote (“breakage”). The breakage rate is based upon historical redemption patterns. Breakage revenue was not material in any period presented.

Deferred costs of unsold products represent costs (payroll, travel, rents, and finishing costs) relating to products produced but not delivered to customers.

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Prepaid Advertising Costs

The Company expenses the production costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits (generally two to three months). Advertising consists primarily of direct mail and broad scale promotions, which are targeted at customers and prospects, and includes coupons for the Company’s products. Advertising of $4,456, $4,996 and $4,583 was reported as a prepaid asset at June 30, 2017, 2016 and 2015, respectively. Advertising expense was $25,113, $22,180 and $22,363 in fiscal 2017, 2016 and 2015, respectively.

Property, Plant, and Equipment

Property, plant and equipment are recorded at cost. For reporting purposes, the Company uses the straight-line depreciation method over the estimated useful lives of the assets. The present values of capital lease obligations are classified as long-term debt and the related assets are included in equipment, furniture and fixtures. Amortization of assets recorded under capital lease obligations is included in depreciation expense. Expenditures for maintenance, repairs and minor replacements are charged to operations. Substantially all property, plant and equipment are depreciated over the following estimated useful lives: machinery and equipment, 3-10 years with the majority in the range of 5-7 years; buildings, 30-40 years.

Property, plant and equipment are reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable.

Goodwill and Other Intangible Assets

Goodwill, in accordance with ASC 805, Business Combinations, represents the excess of the purchase price over the estimated fair value of the net assets acquired. Goodwill is reviewed for impairment at least annually. During fiscal 2017, 2016 and 2015 the Company performed its required goodwill impairment tests and concluded there was no impairment of goodwill.

Other intangible assets, consisting primarily of customer contracts and non-compete agreements, are amortized on a straight-line basis generally over a period of five years.

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan and Trust (ESOP). The Company accounts for activity related to the ESOP in accordance with ASC 718-40, Employee Stock Ownership Plans. The Company funds the ESOP repurchase obligation through contributions (based on a percentage of eligible wages), dividends, and internal loans. Shares acquired by the ESOP through internal note agreements between the Company and the ESOP are recorded by the Company as unearned ESOP compensation in the Consolidated Balance Sheet, based on the ESOP’s acquisition cost, and such shares provide collateral for the internal note agreement(s). As the note between the ESOP and the Company is repaid, the shares are released from collateral and allocated to participants. The Company records the release of the shares from the unearned ESOP compensation account (or the commitment to release shares) based on their acquisition cost and records ESOP compensation expense based on the average fair value of the shares. ESOP compensation expense also includes additional Company cash contributions. Dividends on allocated ESOP shares are reported as a reduction of retained earnings and dividends on unallocated (unreleased) ESOP shares are reported as ESOP compensation expense. The Company’s common stock is valued at each year-end at fair value as determined by the ESOP Trustees, based on an annual independent appraisal.

Income Taxes

The Company has elected to be taxed as an S Corporation. Consequently, the Company’s taxable income is passed through to the ESOP, which is a tax-exempt entity. The Company pays income taxes to certain states that do not recognize the Federal S Corporation elections.

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. The deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be deductible or taxable

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

when the assets and liabilities are recovered or settled. The Company and its subsidiaries file consolidated federal income tax returns. For consolidated financial statement purposes, each of the companies is allocated its share of the tax provision (benefit) on the basis of its taxable income (loss).

The Company accounts for ASC 740, Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements. Interest and penalties are recognized as components of income tax expense and are immaterial for the years under consideration. The Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before fiscal 2012. It is reasonably possible that the amount of unrecognized tax benefits will change during the next twelve months. However, the change, if any, is not expected to have a material impact on the financial condition of the Company.

Stock Compensation

The Company has a management incentive stock plan which provides for the granting of stock options to purchase shares of the Company’s stock and for other stock-based awards to certain key officers and members of its Board. The Company accounts for stock-based compensation in accordance with ASC 718, Stock Compensation. Stock options and other stock-based awards are recognized as liabilities in the Company’s Consolidated Balance Sheet and re-measured at each balance sheet date. Stock options are measured using the intrinsic value method and other stock-based awards are measured at fair value. Stock-based compensation expense is recognized in the Consolidated Statement of Operations over the applicable vesting periods.

Foreign Currency Translation Policy

For foreign subsidiaries whose functional currency is the local foreign currency, balance sheet accounts are translated at exchange rates in effect at the end of the year (spot rate) and income statement accounts are translated at average exchange rates for the year. Translation gains and losses are included within stockholders’ equity. In determining net income, foreign currency transactions resulted in an exchange (loss)/gain of ($149), $87 and ($5) in fiscal 2017, 2016 and 2015, respectively.

Recently Issued Accounting Pronouncements

In May 2014 and amended in August 2015, the FASB issued Accounting Standards Update (ASU) No. 2014-09 which amended the Revenue from Contracts with Customers (Topic 606) of the Accounting Standards Codification. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. The ASU will be effective for the Company for annual periods beginning after December 15, 2018. The Company is currently evaluating the impact on the consolidated financial statements.

In February 2016, the FASB issued ASU No. 2017-02, Leases (Topic 842), which provides guidance for accounting for leases. The new guidance requires companies to recognize the assets and liabilities for the rights and obligations created by leased assets, initially measured at the present value of the lease payments. The ASU is effective for annual periods beginning after December 15, 2019. The Company is currently evaluating the new guidance and anticipates it will impact the consolidated financial statements given the Company has a significant number of leases.

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

2.	ACQUISITIONS

The Company maintains an ongoing plan to expand its operations through acquisitions of similar and complementary businesses. The Company made three acquisitions totaling $5,453 in fiscal 2017, one acquisition, excluding the iMemories acquisition described more thoroughly below, totaling $148 in fiscal 2016 and six acquisitions totaling $7,622 in fiscal 2015 ($4,301, $111 and $6,010 of which were financed through issuance of long term notes payable and assumed liabilities in fiscal 2017, 2016 and 2015, respectively). Certain purchase agreements contain price adjustment clauses, whereby the Company is entitled to purchase price reductions if specified sales levels are not met. Intangible assets recorded for these acquisitions are as follows:

	2017	2016	2015
Customer contracts (weighted average amortization period of 5 years)	$3,853	$78	$3,038
Non-compete agreements (weighted average amortization period of 5 years)	1,474	58	4,147
Goodwill	—	—	300

Total	$5,327	$136	$7,485

In addition to the above acquisitions, in fiscal 2016, the Company acquired certain assets, liabilities, and operations of iMemories Inc. The original total purchase price of approximately $13,000 included preliminary estimated amounts for certain assets and liabilities. During fiscal 2017, an adjustment related to the fair value of certain liabilities was recorded prospectively. The following summarizes the adjusted fair values of the assets acquired and liabilities assumed:

Current assets	$690
Property, plant and equipment	4,834
Goodwill	7,191
Current liabilities	(448)

Total net assets acquired	$12,267

3.	INVESTMENTS

Investments consist of fixed income marketable securities with effective maturities of generally three months to five years. The Company reports marketable securities at fair market value and classifies all of its marketable securities as available for sale. Unrealized gains and losses on marketable securities are excluded from net income, but are included in accumulated other comprehensive income on the Consolidated Balance Sheet and in other comprehensive income (loss) on the Consolidated Statement of Comprehensive Income.

Proceeds from the sales and maturities of available for sale investments were $170,800, $143,664 and $142,625 in fiscal 2017, 2016 and 2015, respectively. Net realized gains or (losses) on these sales were $19, ($19) and $30 in fiscal 2017, 2016 and 2015, respectively. Realized gains and losses are determined using the specific identification method. Additionally, the Company has recorded the net amortization of bond premiums totaling $164, $951 and $1,025 in fiscal 2017, 2016 and 2015, respectively. During fiscal 2016, the Company also received cash proceeds on a split-dollar life insurance policy. Total proceeds received were $3,369 and the gain recognized in net income was $1,143.

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

3.	INVESTMENTS (Continued)

Summary of investments at June 30:

	2017
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. government and agency securities	$23,641	$39	$(20)	$23,660
Mortgage backed and asset backed securities	20,428	35	(28)	20,435
Certificates of deposit	1,003	—	—	1,003
Corporate notes and bonds	68,647	190	(37)	68,800
Other	666	—	—	666

	114,385	264	(85)	114,564
Less short-term investments	52,790	58	(21)	52,827

Investments	$61,595	$206	$(64)	$61,737

	2016
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. government and agency securities	$62,069	$355	$—	$62,424
Mortgage backed and asset backed securities	41,807	27	(30)	41,804
Certificates of deposit	—	—	—	—
Corporate notes and bonds	96,058	867	(25)	96,900
Commercial paper	3,000	—	—	3,000
Other	746	—	—	746

	203,680	1,249	(55)	204,874
Less short-term investments	62,658	90	—	62,748

Investments	$141,022	$1,159	$(55)	$142,126

	2015
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. government and agency securities	$85,048	$441	$(7)	$85,482
Mortgage backed and asset backed securities	52,326	28	(23)	52,331
Corporate notes and bonds	127,237	354	(76)	127,515
Commercial paper	2,541	—	—	2,541
Other	2,837	—	—	2,837

	269,989	823	(106)	270,706
Less short-term investments	58,204	39	(6)	58,237

Investments	$211,785	$784	$(100)	$212,469

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

3.	INVESTMENTS (Continued)

At June 30, 2017, 2016 and 2015, investments with an amortized cost basis of $45,397, $28,509 and $61,545 had unrealized losses of $84, $55 and $106, respectively. Of these amounts, investments with an amortized cost basis of $1,219, $3,926 and $6,639 with unrealized losses of $2, $17 and $17 had been in a continuous unrealized loss position for twelve months or more. For the years ended June 30, 2017, 2016 and 2015, no other-than-temporary investment losses were recognized through earnings. All investments that were in a loss position for longer than twelve months were evaluated to determine if a credit loss had been incurred. A variety of factors were considered, including payment history, price volatility, rating agency downgrades, and the issuer’s ability to meet its interest and principal payment obligations. Projected cash flows were discounted using the effective interest rates implicit in the security at the date of acquisition, or in the case of securities with variable rates, the most current interest rate. No material credit losses were incurred during the years ended June 30, 2017, 2016 and 2015.

Contractual maturities of investments at June 30:

	2017		2016		2015
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$52,790	$52,827	$62,658	$62,748	$58,204	$58,237
Due after 1 year through 5 years	59,865	59,977	139,498	140,609	208,076	208,766
Due after 5 years through 10 years	409	406	—	—	—	—
Due after 10 years	655	688	778	771	872	866
No contractual maturity	666	666	746	746	2,837	2,837

Total available for sale investments	$114,385	$114,564	$203,680	$204,874	$269,989	$270,706

Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without penalties.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table presents financial assets included in the Company’s Consolidated Balance Sheet that are recognized at fair value on a recurring basis, and indicates the fair value hierarchy utilized to determine such fair value. As required by ASC 820-10-35-37, assets and liabilities are classified in their entirety based on the lowest level of input that is a significant component of the fair value measurement. The lowest level of input is considered Level 3. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the classification of fair value assets and liabilities within the fair value hierarchy levels.

Fair value hierarchy levels at June 30:

	2017
	Total	Level 1	Level 2	Level 3
Cash and cash equivalents	$69,201	$69,201	$—	$—
U.S. government and agency securities	23,660	—	23,660	—
Mortgage backed and asset backed securities	20,435	—	20,435	—
Certificates of deposit	1,003	—	1,003	—
Corporate notes and bonds	68,800	—	68,800	—
Other	666	—	666	—

Total	$183,765	$69,201	$114,564	$—

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

3.	INVESTMENTS (Continued)

Fair value hierarchy levels at June 30:

	2016
	Total	Level 1	Level 2	Level 3
Cash and cash equivalents	$69,446	$69,446	$—	$—
U.S. government and agency securities	62,424	—	62,424	—
Mortgage backed and asset backed securities	41,804	—	41,804	—
Corporate notes and bonds	96,900	—	96,900	—
Commercial paper	3,000	3,000	—	—
Other	746	—	746	—

Total	$274,320	$72,446	$201,874	$—

	2015
	Total	Level 1	Level 2	Level 3
Cash and cash equivalents	$56,859	$56,859	$—	$—
U.S. government and agency securities	85,482	—	85,482	—
Mortgage backed and asset backed securities	52,331	—	52,331	—
Corporate notes and bonds	127,515	—	127,515	—
Commercial paper	2,541	2,541	—	—
Other	2,837	—	2,837	—

Total	$327,565	$59,400	$268,165	$—

The fair value was determined using quoted prices in active markets for identical or similar instruments for all financial assets listed above. The discount rates that were applied to the pricing model were based on market conditions and rates for comparable or similar term asset-backed securities as well as other fixed income securities.

4.	GOODWILL AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill are as follows for the years ended June 30:

	2017	2016	2015
Beginning goodwill	$170,512	$163,900	$170,356
Goodwill acquired	—	7,924	300
Foreign currency translation adjustment & other	(856)	(1,312)	(6,756)

Ending goodwill	$169,656	$170,512	$163,900

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

4.	GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

Other intangible assets being amortized on a straight-line basis, generally over a period of five years, were as follows at June 30:

	2017			2016			2015
	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net
Customer contracts	$37,129	$(30,727)	$6,402	$33,275	$(27,916)	$5,359	$34,626	$(22,862)	$11,764
Non-competes	24,138	(19,451)	4,687	22,661	(16,981)	5,680	23,447	(14,200)	9,247
Other	2,862	(2,862)	—	2,862	(2,827)	35	2,862	(2,135)	727

	$64,129	$(53,040)	$11,089	$58,798	$(47,724)	$11,074	$60,935	$(39,197)	$21,738

Other intangible asset amortization expense was $5,303, $10,196 and $11,305 in fiscal 2017, 2016 and 2015, respectively. The estimated amortization expense for the next five years is as follows:

Fiscal Year Ending
2018	$4,077
2019	3,193
2020	1,733
2021	1,244
2022	842

5.	BANK BORROWINGS AND NOTES PAYABLE

The Company has an unsecured Credit Agreement (which includes a letter of credit facility) provided by two banks, one of which acts as the agent. The Credit Agreement, as amended, provides for a $25,000 revolving credit facility committed through December 6, 2017. At June 30, 2017 and 2016, there were no outstanding balances under the revolving credit facility.

Under the Credit Agreement, interest is generally payable monthly and is based on the agent’s base rate or, at the election of the Company, on the LIBOR rate for portions of the outstanding balances as designated by the Company. Quarterly commitment fees are also charged on the unused portion of the revolving credit facility. The Credit Agreement contains certain restrictions and a financial covenant that must be maintained on a continuing basis.

As of June 30, 2017, the Company has three stand-by letters of credit, totaling $19,307, for the benefit of the Company’s workers’ compensation insurance carriers. There were no amounts drawn against any of the letters of credit at June 30, 2017, 2016 and 2015.

The following is a summary of long-term debt at June 30 (the majority of which is related to the Company’s acquisitions):

	2017	2016	2015
Notes payable, unsecured, payable in varying principal payments plus interest at rates ranging from 0% to 2.2% with maturities through June 2022	$12,170	$15,873	$23,823
Notes payable, secured by financed equipment, payable with interest of 3.9% and maturity of April 2018	860	1,596	3,494

	13,030	17,469	27,317
Less amounts due within one year	4,719	8,791	9,559

	$8,311	$8,678	$17,758

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

5.	BANK BORROWINGS AND NOTES PAYABLE (Continued)

Maturities of long-term debt at June 30, 2017 are as follows:

Fiscal Year Ending
2018	$4,719
2019	4,049
2020	2,244
2021	1,125
2022	893
Thereafter	—

$13,030

Interest paid on debt during fiscal 2017, 2016 and 2015 amounted to $278, $197 and $244, respectively.

6.	DEFERRED OBLIGATIONS

The Company has deferred and incentive-based compensation plans for certain key employees as follows:

Supplemental Executive Retirement Plan

Certain key employees whose participation in the ESOP is restricted by Internal Revenue Code limitations are eligible for deferred benefits under a Supplemental Executive Retirement Plan. Benefits are generally based upon participant compensation levels and are invested in phantom shares of Company stock. Distributions are paid in a manner similar to benefits under the ESOP.

Management Incentive Stock Plans

The Company has a management incentive stock plan, which provides for the granting of stock options to purchase shares of the Company’s stock and for other stock-based awards to certain key officers and members of its Board. Stock plan disclosures are presented in footnote 10.

Other Incentive Compensation Plans

The Company has a number of other incentive compensation plans under which awards are made to key employees. Those awards are determined based on company position, compensation levels, years of service, and company performance.

The accompanying Consolidated Statement of Operations includes a net reduction in deferred and incentive-based compensation expense (other than stock-based expense) of ($895) in fiscal 2017, compensation expense of $1,271 in fiscal 2016 and a net reduction of ($308) in fiscal 2015.

7.	INCOME TAXES

The Company has elected to be taxed as an S Corporation. Consequently, the Company’s taxable income is passed through to its ESOP, which is a tax-exempt entity. The Company pays income taxes to certain states that do not recognize the Federal S Corporation elections.

The (benefit)/provision for income taxes consists of the following for the years ended June 30:

	2017	2016	2015
Current tax (benefit) provision:
State and foreign	$494	$1,697	$1,282
Deferred tax (benefit) provision	(1,904)	303	318

	$(1,410)	$2,000	$1,600

Income taxes paid were $507, $666 and $585 in fiscal 2017, 2016 and 2015, respectively.

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

7.	INCOME TAXES (Continued)

The total deferred tax assets and liabilities included within the net deferred taxes are as follows at June 30:

	2017	2016	2015
Deferred tax assets	$1,791	$329	$928
Deferred tax liabilities	(5,658)	(6,100)	(6,396)

Net deferred tax liabilities	$(3,867)	$(5,771)	$(5,468)

Deferred tax asset valuation allowances of $93, $104 and $90 were recorded at June 30, 2017, 2016 and 2015, respectively. The valuation allowance decreased ($11) in fiscal 2017, increased $14 in fiscal 2016, and did not change in fiscal 2015.

Deferred income tax liabilities have been recognized primarily for the remaining net book values of intangible assets and depreciable fixed assets exceeding the remaining net tax values of such assets. Deferred income tax benefits have been recognized primarily due to certain accrued liabilities and their expenses being deducted for financial reporting that are not deductible for tax purposes.

8.	EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

The primary purpose of the ESOP is to provide participants with an opportunity to accumulate capital for their retirement needs. Substantially all U.S. employees are eligible for ESOP benefits provided they meet eligibility requirements for years of service and hours worked. Funds accruing to participants begin to vest after two years of service and reach 100% vesting after six years of service or age 60, or the employee’s death or disability, whichever occurs first. The ESOP qualifies as an Employee Stock Ownership Plan as defined in the Internal Revenue Code.

The ESOP distributes the value of the participant’s account in the form of cash unless the Company elects to pay the distribution in the form of Company stock. Distributions from the ESOP are subject to the distribution and stock ownership restrictions contained within the ESOP documents, but generally occur upon death, disability or retirement. Distributions are made over a minimum period of three years up to a maximum distribution period of five years. De minimis account balances may be distributed in one lump sum. If stock is distributed, it is subject to mandatory buy-back provisions which require the Company to purchase, and the participant to sell, the distributed shares at current fair value.

ESOP distributions are funded by the Company in the form of contributions, dividends and internal loans. Contributions to the ESOP may be made annually up to the maximum amount allowed under Internal Revenue Service regulations and are invested in the Company’s common stock as well as certain marketable securities. Minimum annual contributions must be made in amounts sufficient to cover any ESOP debt service obligations to the Company (if internal loans exist).

Total ESOP compensation and other employee retirement plan expense are as follows for the years ended June 30:

	2017	2016	2015
ESOP compensation expense	$70,902	$71,315	$75,484
Dividends on unallocated shares	995	—	—
Other retirement plans	745	830	920

	$72,642	$72,145	$76,404

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

8.	EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST (Continued)

On September 6, 2016 the Company sold to the ESOP 340,910 newly issued shares of common stock for $30,000 under a note payable with a 30 year term. As of June 30, 2017, the newly issued shares are all unreleased (not allocated to participants). Beginning in September 2017, the ESOP is required to make annual payments of $1,000 plus interest at 1.9%. As loan payments are made, shares will be released into participant accounts based on the ratio of the current principal plus interest divided by the total original principal plus interest to be paid. During fiscal 2017, the Company also redeemed and retired $30,000 worth of stock from retirees.

The fair value of the common stock at June 30, 2017 was estimated to be $63.00. The fair value at June 30, 2016 and 2015 was $88.00 and $93.00 per share, respectively. ESOP shares for the years ended June 30, were as follows:

	2017	2016	2015
Allocated shares	17,517,162	17,858,070	17,858,070
Unreleased shares	340,910	—	—

Total ESOP shares	17,858,072	17,858,070	17,858,070

9.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office facilities, production and warehouse facilities, several retail photographic studios, and a portion of their office equipment under operating agreements, which expire beginning in fiscal 2018 and through fiscal 2030. Rental expense under these agreements was $21,495, $20,981 and $20,843 for the years ended June 30, 2017, 2016 and 2015, respectively.

The Company also leases vehicles and equipment under capital lease agreements, which expire beginning in fiscal 2018 and through fiscal 2021. Equipment, furniture and fixtures at June 30, 2017, 2016 and 2015 include $1,671, $2,322 and $2,890, respectively, of vehicle and equipment capital lease obligations. Related accumulated depreciation at June 30, 2017, 2016 and 2015 was $861, $1,078 and $1,138, respectively. For the years ended June 30, 2017, 2016 and 2015, capital lease obligations incurred were $377, $465 and $1,024, respectively.

The following is a schedule, by year, of future minimum rental payments (excluding contingent rentals) required under non-cancelable capital and operating leases as of June 30, 2017:

Fiscal Year Ending	Operating	Capital Leases
2018	$16,989	$398
2019	11,763	326
2020	7,798	169
2021	4,188	58
2022	2,759	—
Thereafter	7,661	—

Total	$51,158	951

Amounts representing interest		142

Present value of capital lease obligations		809
Current maturities		340

Long-term maturities		$469

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

9.	COMMITMENTS AND CONTINGENCIES (Continued)

Non-Compete Payments

The Company has employment agreements that contain provisions for non-compete payments. The annual non-compete payment provisions, ranging in periods from two to eight years, begin at termination of employment. The agreements are subject to various performance requirements and the payment obligations are forfeited if non-compete provisions are not met. Compensation expense under these agreements is recorded as the performance requirements are satisfied. The aggregate remaining commitment as of June 30, 2017 to former employees currently receiving payments is $3,248.

Litigation

The Company and its subsidiaries are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial condition.

10.	MANAGEMENT INCENTIVE STOCK PLANS

The 2012 Omnibus Management Incentive Stock Plan provides for the granting of stock options to purchase shares of the Company’s stock and for other stock-based awards to certain key officers and members of its Board. The plan reserves 2,400,000 shares of common stock for grant. As of June 30, 2017, there are options outstanding to purchase up to 1,098,819 shares and 1,217,181 shares remain available for grant. The plan provides that the terms of each award be determined by the Board or by a committee of the Board. The Board may, at any time, terminate, modify or suspend the plan.

Stock Option Awards

At June 30, 2017, awards have been granted for periods extending through September 2020. The exercise price is 100% of the stock’s fair market value as of the date of the grant. Awards become exercisable and expire at dates as determined by the Board. Generally, each set of options granted vest over a four-year period, and the Company exercises its right to purchase all shares issued upon the holders’ exercise of the option.

In May of 2016, the Board determined to extend the September 18, 2012 and September 10, 2013 options (originally four-year grants) to amended maturity dates of September 18, 2018 and September 10, 2019, respectively.

The Company recognizes compensation expense relating to stock options granted using the intrinsic value method, which is based on a graduated vesting period and the estimated June 30, 2017 common stock fair value of $63.00. In fiscal 2017 there was no compensation expense for stock options charged to income. In fiscal 2016 and 2015, a net reduction in compensation expense for the stock option plan of ($1,290) and ($9,204), respectively, was credited to income. As of June 30, 2017 and 2016, the Company recorded no liability for stock options and as of June 30, 2015 recorded a liability of $1,565. There was no unrecognized compensation expense related to non-vested awards in any year. During fiscal 2017 there were no stock options exercised. In fiscal 2016 and 2015, the stock option plan participants exercised options to purchase 137,857 and 737,890 shares at a weighted-average strike price of $91.00 and $91.84, respectively, and the Company repurchased these shares at a price of $93.00 and $103.00, respectively.

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

10.	MANAGEMENT INCENTIVE STOCK PLANS (Continued)

Information regarding the stock option awards for the years ended June 30, 2017, 2016 and 2015 is shown below:

	Shares	Weighted-Average Exercise Price
Outstanding at June 30, 2014	1,746,408	$95.02
Granted	177,359	103.00
Exercised	(737,890)	91.84
Forfeited / Expired	(89,737)	100.19

Outstanding at June 30, 2015	1,096,140	98.02
Granted	180,441	93.00
Exercised	(137,857)	91.00
Forfeited / Expired	(270,517)	94.00

Outstanding at June 30, 2016	868,207	99.35
Granted	245,787	88.00
Exercised	—	—
Forfeited / Expired	(15,175)	95.01

Outstanding at June 30, 2017	1,098,819	$96.87

Grant Date	Options Outstanding	Exercise Price	Remaining Life (Years)
September 13, 2016	240,714	$88.00	3.2
September 15, 2015	176,841	93.00	2.2
September 9, 2014	153,608	103.00	1.2
September 10, 2013	255,790	103.00	2.2
September 18, 2012	271,866	98.00	1.2

Phantom Stock Unit Awards

At June 30, 2017, stock-based incentive awards in the form of phantom stock units have been granted for periods extending through September 2020. Phantom stock units are granted at 100% of the Company stock’s fair value. The phantom stock units generally vest over a four-year period and increase or decrease in value as the stock price changes.

The Company recognizes compensation expense relating to phantom stock units granted based on a straight-line vesting period and the estimated June 30, 2017 common stock fair value of $63.00. In fiscal 2017, 2016 and 2015, the compensation expense for the phantom stock units charged to income was $660, $1,729 and $1,753, respectively. The Company has recorded a liability of $4,079, $3,434, and $1,753 for the phantom stock units as of June 30, 2017, 2016 and 2015, respectively. Total unrecognized compensation expense related to non-vested awards totaled $778, $492 and $153 as of June 30, 2017, 2016, and 2015, respectively, which is expected to be recognized over the next three years. During fiscal 2017 and 2016, the Company redeemed 170 and 510 phantom stock unit awards at a unit price of $88.00 and $93.00, respectively. There were no redemptions in fiscal 2015.

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

10.	MANAGEMENT INCENTIVE STOCK PLANS (Continued)

Information regarding the phantom stock unit awards for the years ended June 30, 2017, 2016, and 2015 is shown below:

Units
Outstanding at June 30, 2014	—
Granted	22,645
Redemptions	—
Forfeited	(2,961)

Outstanding at June 30, 2015	19,684
Granted	25,261
Redemptions	(510)
Forfeited	—

Outstanding at June 30, 2016	44,435
Granted	34,410
Redemptions	(170)
Forfeited	(1,578)

Outstanding at June 30, 2017	77,097

Grant Date	Units Outstanding	Remaining Life (Years)
September 13, 2016	33,700	3.2
September 15, 2015	24,757	2.2
September 9, 2014	18,640	1.2

11.	RESTRUCTURING, ACQUISITION, AND OTHER CHARGES

The costs related to restructuring, acquisitions, and other significant non-recurring events have been segregated on the Consolidated Statement of Operations. These costs include the following:

	Years Ended June 30
	2017	2016	2015
Restructuring costs	$6,746	$3,744	$17,182
Summer meeting	5,334	—	—
Fixed asset impairment	1,538	—	—
Board strategy project	1,066	—	—
Litigation settlement costs	500	—	—
Acquisition-related costs	—	243	—

Total	$15,184	$3,987	$17,182

Restructuring costs in fiscal 2017 reflect the closure of studio locations within LPS, significant personnel reductions throughout the Company, and the sale of the LNSS production facility in Derby, CT. The cost of the LPS studio closures was $3,250, the majority of which related to closing all Target locations. The cost included severance, lease termination, legal, and equipment relocation expenses. The personnel restructuring costs were $3,010, which primarily included severance expenses and outplacement fees. The loss incurred on the sale of the Derby facility was $486. These actions were taken to reduce fixed costs and improve business performance.

LIFETOUCH INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2017, 2016 and 2015

(Dollars in Thousands)

11.	RESTRUCTURING, ACQUISITION, AND OTHER CHARGES (Continued)

Summer meeting costs in fiscal 2017 reflect one-time incremental expenses of $4,280 to recognize and celebrate the Company’s 80th Anniversary, as well as $1,054 of costs incurred to cancel commitments related to future summer meetings.

Fixed asset impairment of $1,538 reflects an adjustment to the carrying value of the Company plane during fiscal 2017. At the balance sheet date, the fair value was estimated based on recent sales prices of similar planes (level 2). The asset is currently being marketed for sale.

Board strategy project costs of $1,066 reflect expenses incurred by the Company during fiscal 2017 in board-directed strategic planning efforts. The costs consisted of consulting and legal expenses.

Litigation settlement costs totaling $500 reflect the settlement of a threatened wage and hour class action suit in LNSS. These costs include settlement costs and legal fees paid to the claimant’s attorneys.

Restructuring costs in fiscal 2016 reflect the closure of the LNSS production plant in Charlotte, as well as significant restructuring of LNSS field operations. The costs of the Charlotte plant closure were $1,745, which included severance, lease termination, legal, and equipment relocation expenses. The field operations restructuring costs were $1,999, which primarily consisted of severance expenses. These actions were taken to reduce fixed costs and improve business performance.

Acquisition-related costs totaling $243 in fiscal 2016 reflect one-time expenses associated with acquiring the assets of iMemories Inc. These costs include legal and consulting fees, and travel expenses.

Restructuring costs in fiscal 2015 reflect the closure of a LSI production plant in Kansas City, studio location closures within LPS, and personnel reductions throughout the Company. The costs of the location closure in Kansas City and studio closures within LPS were $8,209 and $3,553, respectively, in fiscal 2015, which included severance, lease termination, legal, and equipment relocation expenses. The personnel restructuring costs were $5,420 in fiscal 2015, which included severance expenses and outplacement fees. These actions were taken to reduce fixed costs and improve business performance.

12.	SUBSEQUENT EVENTS

On January 19, 2018, the Company corrected and reissued its 2017, 2016 and 2015 consolidated financial statements that were previously issued on August 9, 2017. The corrections primarily reclassified certain sales commissions to selling expenses that were previously netted against sales. The corrections had no effect on previously reported net income (loss) for all years presented. All corrections have been incorporated within the accompanying consolidated financial statements. In connection with that reissuance, the Company reviewed for subsequent events from the consolidated balance sheet date through January 19, 2018 and has determined that there were no other subsequent events that required recognition or disclosure.